Exhibit 99.B(14)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders

ING Investors Trust:

We consent to the use of our reports dated February 27, 2006, incorporated herein by reference, on the financial statements of ING Capital Guardian Small/Mid Cap Portfolio and ING FMRSM Diversified Mid Cap Portfolio, each a series of ING Investors Trust, and to the references to our firm under the caption “Financial Highlights” in the proxy statement/prospectus.

/s/ KPMG LLP

Boston, Massachusetts
December 29, 2006